POWER OF ATTORNEY

The undersigned individual (the "Reporting Person") hereby authorizes and designates each entity affiliated with AH Capital Management, L.L.C., or such other person or entity as is designated in writing by Ben Horowitz (the
"Designated Filer") as the beneficial owner to prepare and file on behalf of the
Reporting Person individually, or jointly together with other reporting persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 13-F, Form 3, Form 4
and Form 5) that the Reporting Person may be required to file with the United
States Securities and Exchange Commission pursuant to the Securities Act of
1933, as amended (together with the implementing regulations thereto, the "Act")
and the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the "Exchange Act") (collectively, the
"Reports") with respect to the Reporting Person's ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by the Reporting Person (collectively, the "Companies").

The Reporting Person hereby further authorizes and designates Scott Kupor (the
"Authorized Signatory") to execute and file on behalf of the Reporting Person the Reports and to perform any and all other acts, which in the opinion of the
Designated Filer or Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

The authority of the Designated Filer and the Authorized Signatory under this
Document with respect to the Reporting Person shall continue until the Reporting
Person is no longer required to file any Reports with respect to the Reporting
Person's ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing. The Reporting Person acknowledges that the
Designated Filer and the Authorized Signatory are not assuming any of the
Reporting Person's responsibilities to comply with the Act or the Exchange Act.

April 10, 2019

By: /s/ Ben Horowitz
Ben Horowitz